UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

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☒	Soliciting Material Under Rule 14a-12

MICREL, INCORPORATED
(Name of Registrant as Specified in Its Charter)

Obrem Capital Offshore Master, L.P. Obrem Capital (QP), L.P. Obrem Capital Management, LLC Obrem Capital (GP), LLC Andrew Rechtschaffen
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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The following is the text of a press release issued by Obrem Capital Management, LLC on April 2, 2008.

FOR IMMEDIATE RELEASE

OBREM CAPITAL MANAGEMENT, LLC FILES INITIAL MATERIALS IN
ADVANCE OF REQUESTED SPECIAL MEETING OF MICREL SHAREHOLDERS

NEW YORK, NY, April 2, 2008 – Obrem Capital Management, LLC (“Obrem”), today announced that it has made a Rule 14a-12 filing with the Securities and Exchange Commission with respect to its request to the Board of Directors of Micrel, Inc. (NASDAQ: MCRL) to call a special meeting of shareholders, and in advance of filing additional materials detailing its position more fully.

Obrem said that today’s filing highlights its belief that the current Micrel Board is unable to create permanent value for all shareholders. Obrem believes the Board is unwilling to facilitate a serious exploration of strategic alternatives that could result in a sale of the company. Obrem continues to believe that a sale to a strategic buyer, with clear opportunities to realize cost and growth synergies, is the best near and longer-term outcome for Micrel and its shareholders, and could be accomplished at a significant premium to current prices. Further, Obrem believes the Micrel Board and management have under-delivered in terms of operating performance and shareholder value creation. Obrem’s director-nominees for consideration at the special meeting collectively combine deep experience in the industry and in value creation for shareholders.

Contacts:
Media	Investors
Jeremy Fielding/Lin Wu	Arthur Crozier
Kekst and Company	Innisfree M&A Incorporated
(212) 521-4800	(212) 750-5833

CERTAIN INFORMATION CONCERNING PARTICIPANTS

Obrem Capital Management, LLC together with the other Participants (as defined below), intends to make a preliminary filing with the Securities and Exchange Commission (“SEC”) of a proxy statement and accompanying proxy card to be used to solicit proxies for the election of their slate of director nominees to the board of directors of Micrel, Incorporated (“Micrel”).

OBREM STRONGLY ADVISES ALL SHAREHOLDERS OF MICREL TO READ THE PROXY STATEMENT WHEN IT IS AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION.  SUCH PROXY STATEMENT WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV.  IN ADDITION, THE PARTICIPANTS IN THE SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE UPON REQUEST.

The participants in the proxy solicitation are anticipated to be Obrem Capital Management, LLC, Obrem Capital (GP), LLC, Obrem Capital Offshore Master, L.P., Obrem Capital (QP), L.P., Andrew Rechtschaffen, Keith R. Gollust, Keith Kolerus, Bill Bradford, Eric Gomberg, and Ben Goren (collectively, the “Participants”). Obrem Capital (GP), LLC serves as general partner and Obrem Capital Management, LLC serves as investment manager of Obrem Capital Offshore Master, L.P. and Obrem Capital (QP), L.P.  Andrew Rechtschaffen is the managing member of Obrem Capital (GP), LLC and Obrem Capital Management, LLC.  As of the date of this filing, Obrem Capital Management, LLC, Obrem Capital (GP), LLC and Andrew Rechtschaffen may be deemed to be the beneficial owner of 10,735,690 Shares, or 14.9% of the Shares, of Micrel based upon the 71,753,339 Shares outstanding as of February 25, 2008, according to Micrel's most recent Form 10-K.  As of the date of this filing, Obrem Capital Offshore Master, L.P. may be deemed to be the beneficial owner of 6,132,782 Shares or 8.5% of the Shares of Micrel. As of the date of this filing, Obrem Capital (QP), L.P. may be deemed to be the beneficial owner of 4,602,908 Shares or 6.4% of the Shares of Micrel.

SK 25940 0001 870668